EXHIBIT 21

SUBSIDIARIES OF TIME WARNER INC.

Time Warner Inc. (“Time Warner”) maintains approximately 900 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2015, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2015.

Name	State or Other Jurisdiction of Incorporation

Time Warner Inc. (Registrant)	Delaware
Historic AOL LLC	Delaware
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Bleacher Report, Inc.	Delaware
Cable News Network, Inc.	Delaware
Cable News International, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
Great Big Story, LLC	Georgia
CNN Newsource Sales, Inc.	Georgia
Imagen Satelital S.A.	Argentina
iStreamPlanet Co, LLC	Delaware
Red de Television Chilevision S.A.	Chile
TopSports Ventures Ltda.	Brazil
Turner Broadcasting Sales, Inc. (dba The Turner Network)	Georgia
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Entertainment Networks, Inc.	Georgia
Courtroom Television Network LLC (dba truTV)	New York
Superstation, Inc.	Georgia
Super Deluxe, LLC	California
TEN Network Holding, Inc.	Delaware
The Cartoon Network, Inc.	Delaware
Turner Classic Movies, Inc.	Delaware
Turner Network Television, Inc.	Delaware
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner International India Private Ltd.	India
Turner Network Sales, Inc. (dba Turner Content Distribution)	Georgia
Turner Sports, Inc.	Georgia
Warner Communications LLC	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York

Name	State or Other Jurisdiction of Incorporation

Home Box Office, Inc.	Delaware
HBO Digital Services, Inc.	Delaware
HBO Europe Holdings, Inc.	Delaware
HBO Services, Inc.	Delaware
HBO Latin America Holdings LLC	Delaware
HBO Pacific Partners V.O.F.	Curaçao
HBO Code Labs, Inc.	Delaware
Home Box Office Nordic Investments AB	Sweden
TW UK Holdings Inc.	Delaware
Time Warner Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
Rocksteady Studios Ltd.	United Kingdom
Warner Bros. Studios Leavesden Limited	United Kingdom
TT Games Limited	United Kingdom
Turner Entertainment Networks International Limited	United Kingdom
Turner Broadcasting System Europe Limited	United Kingdom
Warner Bros. International Television Production Limited	United Kingdom
Warner Bros. Television Production UK Limited	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Alloy Media Holdings, L.L.C.	Delaware
Alloy Entertainment, LLC	Delaware
Shed Media US Inc.	Delaware
Telepictures Productions Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Worldwide Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
WBTV Distribution Inc.	Delaware
Flixster, Inc.	Delaware
Hanna-Barbera Productions, Inc.	Delaware
New Line Cinema LLC	Delaware
New Line Distribution, Inc.	California
New Line Productions, Inc.	California
New Line Theatricals, Inc.	New York
Time Warner C.V.	Netherlands
Warner Bros. Entertainment Nederland B.V.	Netherlands
Warner Bros. Entertainment España S.L.U.	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Italia S.R.L	Italy
Warner Bros. Entertainment Switzerland GmbH	Switzerland
Warner Bros. Entertainment UK Limited	United Kingdom
Warner Bros. International Television Production Holding B.V. (formerly named Eyeworks Holding B.V.)	Netherlands

Name	State or Other Jurisdiction of Incorporation

Eyeworks N.V. (formerly named Eyeworks Belgium N.V.)	Belgium
Eyeworks New Zealand Limited	New Zealand
Warner Bros. International Television Production Australia Pty Ltd	Australia
Eyeworks Scandinavia A.B.	Sweden
Warner Bros. International Television Production Holding Deutschland GmbH (formerly named Eyeworks Germany Holding GmbH)	Germany
Warner Bros. International Television Production Holding Nederland B.V. (formerly named Eyeworks Netherlands B.V.)	Netherlands
Turner Entertainment Co.	Delaware
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Enterprises LLC	Delaware
Warner Bros. Distributing Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
Warner Specialty Films Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Entertainment Canada Inc.	Canada
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc.	Washington
Turbine, Inc.	Delaware
WB Games Montreal Inc.	Canada
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Master Distributor Inc.	Delaware
WB Communications Inc.	Delaware
Warner Entertainment Japan Inc.	Japan
Time Warner Enterprise Infrastructure Services LLC	Delaware
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
TW AOL Holdings LLC	Virginia
Turner Japan K.K. (formerly named Japan Entertainment Network KK)	Japan
Time Warner Media Holdings B.V.	Netherlands
TW NY Properties LLC	Delaware